Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: 1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Altisource Residential Corporation Reports First Quarter 2017 Results;
Progress Continues on Growth, Operating and Disposition Objectives

CHRISTIANSTED, U.S. Virgin Islands, May 9, 2017 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“RESI” or the “Company”) (NYSE: RESI) today announced financial and operating results for the first quarter of 2017.

First Quarter 2017 Highlights and Recent Developments

•
Entered into definitive agreement to purchase up to 3,500 rental homes with seller financing from two entities sponsored by Amherst Holdings, LLC and closed the acquisition of the first 757 properties under the agreement.[1]

•	Completed sale of 556 mortgage loans to a third party.

•	Awarded sale of up to 2,384 mortgage loans with an aggregate UPB of $574.4 million to a third party.[2]

•	Sold 413 non-rental REO properties.

•	Entered into $100.0 million five-year term loan with a fixed 5.0% interest rate, collateralized by residential rental properties.

•	Amended and extended $250.0 million loan and security agreement with Nomura, further evidencing the continued support of lenders.

•	Completed purchases of $2.3 million of stock, bringing total purchases under the repurchase program to $48.9 million.

“We are continuing to execute on our objectives, including growth of our rental portfolio, disposition of our non-rental assets and achievement of strong property operating metrics,” said Chief Executive Officer, George Ellison. “Our promising start to 2017 has included the ongoing development of our property acquisition pipeline, impressive progress on mortgage loan sales and success in optimizing our financing structure.”

_____________________________
1 Second closing is scheduled to occur in the second quarter of 2017 and is subject to continuing due diligence, inspection of homes and finalization of pricing.

2 Closing is scheduled to occur in May 2017, subject to execution of definitive purchase agreement and completion of final due diligence. Certain loans may not be sold in the closing due to their conversion to REO and diligence findings; therefore, the total number of sold loans will be less than 2,384.

Strategic Summary

RESI continues to deliver on its commitment to be one of the top single-family rental REITs serving working class American families and their communities. Its strategy is to build long-term shareholder value through the creation of a large portfolio of single-family rental homes that are targeted to operate at a best-in-class yield. The Company believes there is a compelling opportunity in the single-family rental market and that it has implemented the right strategic plan to capitalize on the sustained growth in single-family rental demand. The Company targets the moderately-priced single-family home market that, in the Company's view, offers optimal yield opportunities.

In order to achieve this goal, RESI has focused on (i) identifying and acquiring high-yielding single-family rental properties in pools or on a targeted, individual basis; (ii) working with its property managers to implement a cost-effective and scalable property management structure; (iii) selling certain mortgage loans and non-rental REO properties that do not meet the Company’s targeted rental criteria, which generates cash that the Company may reinvest in acquiring additional single-family rental properties; (iv) resolving the remaining mortgage loans in its portfolio, including the conversion of a portion of the underlying properties to rental units and (v) extending the duration of our financing arrangements to better match the long-term nature of our rental portfolio. Through these avenues, the Company can capitalize on attractive single-family rental economics and continue its transition to a 100% single-family rental REIT, which will position the Company to provide a consistent return on equity and long-term growth for its investors.

First Quarter 2017 Financial Results

Net loss for the first quarter of 2017 totaled $49.4 million, or $0.92 per diluted share, compared to net loss of $45.7 million, or $0.82 per diluted share, for the first quarter of 2016.

Webcast and Conference Call

The Company expects to host a webcast and conference call on Tuesday, March 9, 2017, at 8:30 a.m. Eastern Time to discuss its financial results for the first quarter of 2017. The conference call will be webcast live over the internet from the Company’s website at www.altisourceresi.com and can be accessed by clicking on the “Shareholders” link.

About Residential

Residential is focused on providing quality, affordable rental homes to families throughout the United States. Additional information is available at www.altisourceresi.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company's actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to stockholders; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; the Company's ability to integrate newly acquired rental assets into the portfolio; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties and sub-performing and non-performing loans; our ability to acquire single-family rental properties generating attractive returns and convert loans to single-family rental properties; our ability to sell residential mortgage assets on favorable terms; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates and the market value of our single-family properties or the collateral underlying sub-performing and non-performing loan portfolios; the Company’s ability to successfully modify or otherwise resolve sub-performing and non-performing loans; our ability to obtain and access financing arrangements on favorable terms, or at all; the Company’s ability to apply the net proceeds from financings in target assets in a timely manner or at all; our ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of Altisource Portfolio Solutions S.A. and its affiliates to effectively perform its obligations under various agreements with the Company; the failure of Main Street Renewal, LLC to effectively perform under its property management agreement with the Company; the failure of our mortgage loan servicers to effectively perform their servicing obligations under their servicing agreements; the Company's failure to qualify or maintain qualification as a REIT; failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the "Risk Factors" and other sections described from time to time in the Company's current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Residential Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31, 2017	Three months ended March 31, 2016
Revenues:
Rental revenues	$25,618	$6,071
Change in unrealized gain on mortgage loans	(51,865)	(42,452)
Net realized gain on mortgage loans	7,261	12,732
Net realized gain on mortgage loans held for sale	28,289	34,197
Net realized gain on real estate	19,956	29,401
Interest income	79	112
Total revenues	29,338	40,061
Expenses:
Residential property operating expenses	18,259	18,201
Real estate depreciation and amortization	15,174	3,601
Acquisition fees and costs	167	1,581
Selling costs and impairment	14,220	26,591
Mortgage loan servicing costs	6,245	11,724
Interest expense	15,572	16,416
Share-based compensation	1,914	45
General and administrative	2,322	2,915
Management fees to AAMC	4,815	4,526
Total expenses	78,688	85,600
Loss before income taxes	(49,350)	(45,539)
Income tax expense	7	119
Net loss	$(49,357)	$(45,658)

Loss per share of common stock - basic:
Loss per basic share	$(0.92)	$(0.82)
Weighted average common stock outstanding - basic	53,646,291	55,380,120
Loss per share of common stock - diluted:
Loss per diluted share	$(0.92)	$(0.82)
Weighted average common stock outstanding - diluted	53,646,291	55,380,120

Dividends declared per common share	$0.15	$0.15

Altisource Residential Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets:
Real estate held for use:
Land	$244,104	$220,800
Rental residential properties	1,035,510	926,320
Real estate owned	192,648	289,141
Total real estate held for use	1,472,262	1,436,261
Less: accumulated depreciation	(37,512)	(27,541)
Total real estate held for use, net	1,434,750	1,408,720
Real estate assets held for sale	158,239	133,327
Mortgage loans at fair value	70,794	460,444
Mortgage loans held for sale	354,306	108,036
Cash and cash equivalents	61,683	106,276
Restricted cash	39,806	22,947
Accounts receivable, net	31,708	34,931
Prepaid expenses and other assets	9,119	10,166
Total assets	$2,160,405	$2,284,847

Liabilities:
Repurchase and loan agreements	$1,213,614	$1,220,972
Other secured borrowings	82,355	144,099
Accounts payable and accrued liabilities	54,177	51,442
Related party payables	5,091	5,266
Total liabilities	1,355,237	1,421,779

Commitments and contingencies

Equity:
Common stock, $0.01 par value, 200,000,000 authorized shares; 53,527,755 shares issued and outstanding as of March 31, 2017 and 53,667,631 shares issued and outstanding as of December 31, 2016	535	537
Additional paid-in capital	1,181,877	1,182,245
Accumulated deficit	(377,244)	(319,714)
Total equity	805,168	863,068
Total liabilities and equity	$2,160,405	$2,284,847